EXHIBIT 11

                              PIMCO Advisors L.P.
                  Computations of Primary Net Income Per Unit
                    (in thousands, except per unit amounts)
                                  (Unaudited)

                                                       For the three months ended March 31,
                                                       ------------------------------------
                                                        General Partner
                                                          and Class A          Class B
                                                       ------------------------------------
                                                         1996     1995      1996     1995
                                                       -------  -------   -------  -------
Net income                                             $19,363  $13,140    $19,363  $13,140
                                                       =======  =======    =======  =======

Weighted average number of units outstanding            40,921   40,818     32,961   32,961

Weighted average effect of Limited Partnership
  unit options                                           1,474    1,096      1,355      -
                                                       -------  -------    -------  -------

Weighted average number of units and unit
  equivalents used to calculate net income per unit     42,395   41,914     34,316   32,691
                                                       =======  =======    =======  =======
    Net income per unit                                $  0.31  $  0.26    $  0.19  $  0.07
                                                       =======  =======    =======  =======


                              PIMCO Advisors L.P.
               Computations of Fully Diluted Net Income Per Unit
                    (in thousands, except per unit amounts)
                                  (Unaudited)


                                                       For the three months ended March 31,
                                                       ------------------------------------
                                                        General Partner
                                                          and Class A          Class B
                                                       ------------------------------------
                                                         1996     1995      1996     1995
                                                       -------  -------   -------  -------
Net income                                             $19,363  $13,140    $19,363  $13,140
                                                       =======  =======    =======  =======

Weighted average number of units                        40,921   40,818     32,961   32,961
 outstanding

Weighted average effect of Limited Partnership
  unit options                                           1,474    1,096      1,355      -
                                                       -------  -------    -------  -------

Weighted average number of units and unit equivalents
  used to calculate net income per unit                 42,395   41,914     34,316   32,691
                                                       =======  =======    =======  =======

    Net income per unit                                $  0.31  $  0.26    $  0.19  $  0.07
                                                       =======  =======    =======  =======